SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

American Safety Insurance Holdings, Ltd.
American Safety Holdings Corp.
American Safety Capital Trust IV
(Exact name of registrant as specified in its charter)

Bermuda Georgia Georgia	N/A 58-248367 To be applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 Queen Street
2nd Floor
Hamilton, Bermuda HM 11
(441) 296-8560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randolph L. Hutto
General Counsel and Corporate Secretary
American Safety Insurance Holdings, Ltd.
2nd Floor
Hamilton, Bermuda HM 11
(441) 296-8560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer X	Non-accelerated filer 	Smaller reporting company 
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Amount of
Securities to be Registered	Registered(1)	Registration Fee
Common Shares, par value $.01 per share, Preferred Shares, par value $.01 per share, debt securities, Guarantees of Debt Securities (2), Purchase Rights, Depositary Receipts, Warrants, Share Purchase Contracts and Share Purchase Units (3)	$100,000,000.00	$11,610.00

(1)
In no event will the aggregate initial offering price of the Common Shares, Preferred Shares, Debt Securities, Guarantees of Debt Securities, Purchase Rights, Depositary Receipts, Warrants, Share Purchase Contracts and Share Purchase Units issued under this Registration Statement exceed $100,000,000.00, or, if any securities are in any foreign currency units, the U.S. dollar equivalent of $100,000,000.00, and, if any securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $100,000,000.00.

(2)
No additional consideration will be received for guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of debt securities.

(3)
In addition to any Common Shares or Preferred Shares that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of Preferred Shares, Common Shares, Preferred Shares or Depositary Shares as may be issued upon conversion or exchange of Debt Securities or Shares or exercise of Purchase Rights, as the case may be. Separate consideration may not be received for any shares of Common Shares, Preferred Shares or Depositary Shares so issued upon conversion, exchange or exercise.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __, 2011

PROSPECTUS

AMERICAN SAFETY INSURANCE
HOLDINGS, LTD.

Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants to Purchase Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to Purchase Depositary Shares and Shares Purchase Units

We may offer from time to time, in one or more offerings, our debt and equity securities, including:

•	our common shares;

•	our preferred shares in one or more series, which may or may not be convertible into our common shares;

•
our debt securities, which may be either senior debt securities or subordinated debt securities, may be issued in one or more series, may or may not be convertible into our equity securities, and which may or may not be guaranteed by one or more of our subsidiaries;

•	rights to purchase our common shares;

•	our common or preferred shares represented by depositary receipts;

•	warrants to purchase our common shares, preferred shares or debt securities; and

•	units composed of classes of one or more of the securities described above

This prospectus describes the general terms of these securities and the general manner in which we may offer them. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  We will provide the specific terms of the securities to be sold in supplements to this prospectus. These prospectus supplements also will describe the specific manner in which we will offer the securities to be sold and also may supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We may offer and sell these securities directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept and, together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common shares are listed on the New York Stock Exchange under the symbol “ASI.”  On _________ --, 2011, the last sale price of our common shares was $__.__ per share.

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission,  any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	II
WHERE YOU CAN FIND MORE INFORMATION	II
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	II
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	III
PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF CAPITAL SHARES	4
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF DEPOSITARY SHARES	15
DESCRIPTION OF WARRANTS	16
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	17
EXPERTS	17
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS	18

OTHER INFORMATION

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about American Safety Insurance Holdings, Ltd. contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Corporate Secretary, 31 Queen Street, 2nd Floor, Hamilton, Bermuda HM 11.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any dealer, salesperson, or other person to provide you with any information or to make any representation in connection with an offer made by this prospectus other than those contained in, or incorporated by reference in, this prospectus and any prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any agent, underwriter or dealer.  These securities are not being offered in any state where the offer is not permitted and this prospectus and any prospectus supplement do not constitute an offer to sell or solicitation of an offer buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the respective dates on the front of those documents.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and Exchange Control Act 1972 and related regulations of Bermuda that regulate the sale of securities in Bermuda.  In addition, specific permission is required from the Bermuda Monetary Authority ("BMA"), pursuant to the provisions of the Exchange Change Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission.  The BMA, in its policy dated June 1, 2005, provides that where any equity securities, which would include our common shares, of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non resident, for as long as any equity securities of the company remain so listed.

The BMA consent referred to above covers the issue and free transferability of the Securities being offered pursuant to this prospectus and any prospectus supplement. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

I

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell either one or any combination of the debt and equity securities described in this prospectus in one or more offerings up to an aggregate amount of $100,000,000.00.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement describing the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with the information incorporated by reference in this prospectus and any applicable prospectus supplement.

We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of our debt and equity securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt or equity securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.amsafety.bm. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date hereof and until all of the securities to be sold hereunder are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010 (as amended by Form 10-K/A filed on April 29, 2010);
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 filed with SEC on May 10, 2010; June 30, 2010 filed with the SEC on August 9, 2010 and September 30, 2010, filed with the SEC on November 9, 2010;

•	our Proxy Statement on Schedule14A filed with the SEC on June 8, 2010; and
•	our Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed with the SEC since January 1, March 3, August2 and December 29, 2010.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.amsafety.bm as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

American Safety Insurance Holdings, Ltd.
31 Queen Street
2nd Floor
Hamilton, Bermuda HM 11
Attention: Investor Relations
Telephone: (441) 296-8560

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus any of the information included in our website.

II

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may”, “should”, “could”, “anticipate”, “estimate”, “expect”, “plan”, “believe”, “predict”, “potential”, and “intend”. Forward-looking statements contained in this report include information regarding our expectations with respect to pricing and other market conditions, our growth prospects, the amount of our acquisition costs, the amount of our net losses and loss reserves, the projected amount of our capital expenditures, managing interest rate risks, valuations of potential interest rate shifts and measurements of potential losses in fair market values of our investment portfolio. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) actual claims exceeding our loss reserves, (2) the failure of any of the loss limitation methods we employ, (3) the effects of emerging claims and coverage issues, (4) inability to collect reinsurance recoverables, (5) the loss of one or more key executives, (6) a decline in our ratings with rating agencies, (7) loss of business provided to us by our major brokers, (8) changes in governmental regulations, (9) increased competition, (10) general economic conditions, (11) changes in the political environment of certain countries in which we operate or underwrite business, and (12) the other matters set fort under “Risk Factors”. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

III

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “American Safety Insurance Holdings, Ltd.,” “American Safety,” “ASI,” “we,” “our,” the “Company” and “us” refer to American Safety Insurance Holdings, Ltd., a Bermuda company, and its subsidiaries and consolidated affiliates.

Our Company

We are a Bermuda-based specialty insurance and reinsurance holding company with U.S. insurance and offshore reinsurance operations offering solutions for specialty risks. The Company’s strategy is to provide insurance and reinsurance solutions for small and medium sized businesses not adequately served by standard insurance markets.  Through our domestic operating subsidiaries and affiliate, we market and underwrite a variety of specialty insurance products to small and medium sized businesses in the United States.  Through our Bermuda operating subsidiaries, we offer reinsurance products to U.S. and international small and medium-sized insurance companies.  We compete in three specialty divisions: excess and surplus lines (“E&S”) and alternative risk transfer (“ART”) in the U.S. and assumed reinsurance in Bermuda.  Our platform allows us to provide flexibility to smaller E&S accounts that is generally available only to larger accounts as we offer a large spectrum of products from fronting to complete risk transfer.  Our platform also facilitates efficient capital management by allowing us to adjust risk retentions to reflect market conditions.  We believe that our market and specialty product focus has allowed us to develop an underwriting expertise in the markets that we serve.  We utilize a solution oriented approach to underwriting while maintaining underwriting discipline, focusing on underwriting profitability.  We believe that our underwriting expertise, flexible platform and customer orientation set us apart from our competitors. Our goal is to offer small and medium-sized businesses a broad base of specialty insurance and reinsurance products for which we can build scale and produce underwriting profits.

We were formed in 1986 as a captive insurance company in Bermuda and began our operations providing insurance solutions to environmental remediation businesses in the U.S. at a time when insurance coverage for these risks was virtually unavailable in the standard market. Since then, we have continued to identify opportunities in other industry sectors underserved by the standard carriers where we believe we can achieve favorable returns on equity. We capitalize on these opportunities by (i) leveraging our strong relationships with agents and brokers, which we refer to as producers, who we believe have a recognized commitment to the specialty market, (ii) charging adequate premium for the risks we underwrite and the services we offer due to the limited availability of coverages for these risks and (iii) mitigating our loss exposure through customized policy terms, specialized underwriting and proactive loss control and claims management.

In Bermuda, we assume third party and intercompany reinsurance premiums through our reinsurance subsidiary, American Safety Reinsurance, Ltd. (“American Safety Re”). American Safety Assurance, Ltd. (“American Safety Assurance”) is our Bermuda-based segregated account captive, which serves as a risk sharing vehicle for program managers and insureds by allowing them to assume a portion of their underwriting risks. During 2007, we acquired Ordinance Holdings, Limited, a Bermuda company, further diversifying our operations to provide actuarial consulting and brokerage services. Our Bermuda subsidiaries also facilitate the allocation of risk among our insurance subsidiaries and provide us with greater flexibility in managing our capital.

In the U.S. we insure and place risks through our three insurance subsidiaries, American Safety Casualty Insurance Company (“American Safety Casualty”), American Safety Indemnity Company (“American Safety Indemnity”) and Victore Insurance Company, which we acquired in 2009, as well as through American Safety Assurance (Vermont), Inc. (“ASA(VT))”, a sponsored captive insurance company, and American Safety Risk Retention Group, Inc. (“American Safety RRG”), a non-subsidiary affiliate that is a variable interest entity consolidated in our financial statements in accordance with generally accepted accounting principles (“GAAP”). The Company acquired the LTC Group of companies in February 2008, now known as ASI Healthcare, which provides insurance and risk management solutions for the long-term care industry. Our subsidiaries, American Safety Insurance Services, Inc. (“ASI Services”) and American Safety Administrative Services, Inc. (“ASAS”) provide a range of insurance management and administrative services for our operations and our subsidiary American Safety Claims Services, Inc. (“ASCS”) provides claims services for American Safety Casualty, American Safety Indemnity and American Safety RRG.

American Safety Insurance Holdings’ principal executive offices are located at 31 Queen Street, 2nd Floor, Hamilton, Bermuda HM 11 and its telephone number is (441) 296-8560. Our website is www.amsafety.bm. None of the information on our website is part of this prospectus.

RISK FACTORS

You should consider carefully the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and certain of our other filings with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are the ones that we currently consider to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for one or more of the following:

•	the repayment of indebtedness;

•	to finance acquisitions;

•	to support growth in our insurance operations; or

•	for general corporate and working capital purposes.

We may invest the net proceeds temporarily or apply them to repay short-term or revolving debt until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES
(in thousands, except ratios)

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine-Months Ended		Fiscal Year Ended
	September 30, 2010	September 30, 2009	December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
Ratio of earnings to fixed charges	9.91	8.02	7.88	1.090	8.75	7.29	12.20

For the purposes of the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges and the amortization of capitalized interest less interest capitalized. Fixed charges consist of interest expense, which includes debt issuance costs, capitalized interest, and one-third of rental expense, which we deem to be a reasonable estimate of the portion of our rental expense that is attributable to interest.

Because we have not issued any preferred shares to date, the ratio of earnings to fixed charges and preferred shares dividend is identical to the ratio shown above.

SECURITIES THAT WE MAY OFFER

Types of Securities

The types of securities that we may offer from time to time pursuant to this prospectus include:

•	our common shares;

•	our preferred shares in one or more series, which may or may not be convertible into our common shares;

•
our debt securities, which may be either senior debt securities or subordinated debt securities, may be issued in one or more series, may or may not be convertible into our equity securities, and which may or may not be guaranteed by one or more of our subsidiaries;

•	rights to purchase our common shares;

•	our common shares or preferred shares represented by depositary receipts;

•	warrants to purchase our common shares, preferred shares or debt securities; and

•	units composed of classes of one or more of the securities described above

In the future, we will describe in a prospectus supplement, to be delivered with this prospectus, the terms of the specific securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus.

The aggregate initial offering price of all securities sold will not exceed $100,000,000.00. When we sell securities, we will determine the type and amount of securities to be sold and the prices and other terms at which they will be sold.  We may sell securities to or through underwriters, agents or dealers or directly to the purchasers.

Additional Information

•	the prospectus supplement to be delivered in connection with the offer and sale of specific securities will describe the terms of the particular securities being offered and will include:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, to or through whom we will sell the securities;

•	the compensation, if any , of the underwriters, agents or dealers;

•	information about the securities exchanges or automated quotation systems, if any, on which the securities will be listed or traded

•	material United States federal income tax and foreign tax, if any, considerations applicable to the securities;

•	material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

DESCRIPTION OF CAPITAL SHARES

We are a Bermuda company and the rights of our shareholders are governed by applicable laws of Bermuda, our memorandum of association and our bye-laws.  The following is a summary description of the material terms of our capital stock.  This description is qualified in its entirety by reference to our  Memorandum of Association and Bye-Laws. This description also summarizes certain provisions of the Bermuda Companies Act of 1981, as amended (the “BCA”).

Authorized Capital

As of September 30, 2010, American Safety has the authority to issue a total of 35 million shares of capital, consisting of:

•	30 million common shares, par value $0.01 per share (“Common Shares”); and

•	5 million shares of preferred shares, par value $0.01 per share.

Outstanding Capital Stock

As of September 30, 2010, the following capital shares were issued and outstanding:

•	10,276,898 Common Shares; and

•	no preferred shares.

Rights and Preferences of ASI Capital Stock

Common Shares

The Common Shares offered hereby will be validly issued, fully paid and non-assessable. There are no provisions of Bermuda law or our Bye-Laws which impose any limitations on the rights of shareholders to hold or vote Common Shares by reason of those shareholders not being residents of Bermuda, other than those relating to voting cut-back as summarized under “Voting Rights” below.

Our Common Shares are quoted on the New York Stock Exchange under the symbol “ASI.” Under our Bye-Laws, the registration of transfer of any of our shares may be suspended at any time after appropriate notice has been given and for any period (not exceeding 30 days in any year) as the Board of Directors may determine. However, our listing agreement with the New York Stock Exchange does not provide us with that right. As a result, the Board of Directors does not expect to exercise that right.

Dividend Rights. We do not anticipate paying cash dividends on the Common Shares in the near future.  As an insurance holding company, our ability to pay cash dividends to our shareholders depends, to a significant degree, on the ability of our subsidiaries to pay cash dividends to us.  The jurisdictions in which we and our subsidiaries are domiciled place limitations on the amount of dividends or other distributions payable by insurance companies in order to protect the solvency of the insurers. Further, in connection with the issuance of trust preferred securities by our subsidiaries for whom American Safety Insurance Holdings, Ltd. acts as parent guarantor, American Safety Insurance Holdings, Ltd. may not pay dividends on the Common Shares during an event of default under the governing documents of those transactions or if the issuing trust chooses to defer payment of dividends on the trust preferred securities. Our current policy is for our primary insurance and reinsurance subsidiaries to retain their capital for growth and to not pay dividends on the Common Shares for the foreseeable future.

Holders of Common Shares, however, will be entitled to receive dividends ratably if, when and as declared by the Board of Directors out of funds legally available therefor.

Voting Rights. Each holder of Common Shares is entitled to one vote per share on all matters submitted to a vote of our shareholders, subject to the 9.5% voting limitation described below. All matters, including the election of directors, voted upon at any duly held shareholders meeting must be authorized by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except (i) approval of a merger, consolidation or amalgamation, (ii) the sale, lease or exchange of all or substantially all of our assets and (iii) the amendment of certain provisions of the Bye-Laws, each of which requires the approval of at least 66 2/3% of the outstanding voting shares entitled to vote. In addition, in the case of (i) and (ii), regulatory approval from the Bermuda Monetary Authority, the Registrar of Companies, Bermuda, the California Department of Insurance and the Oklahoma Insurance Department may be required prior to taking that action. No further approval for any merger, consolidation or amalgamation, other than the approval described above, is required under applicable provisions of Bermuda law.

The Common Shares have non-cumulative voting rights, which means that the holders of a majority of the Common Shares may elect all of our directors and, in that event, the holders of the remaining shares will not be able to elect any directors.

The Bye-Laws contain certain provisions that limit the voting rights that may be exercised by certain holders of Common Shares. The Bye-Laws provide that each holder of Common Shares is entitled to one vote per share on all matters submitted to a vote of our shareholders, except that if, and so long as, the Controlled Shares (as defined below) of any person constitutes more than 9.5% of the issued and outstanding Common Shares, the voting rights with respect to the Controlled Shares owned by that person will be limited, in the aggregate, to a voting power of 9.5% (the “Maximum Percentage”), other than, possibly, the voting rights of Frederick C. Treadway (one of our founding shareholders) or Treadway Associates, L.P., a limited partnership owned by Mr. Treadway and his children, including their respective heirs, successors and assigns. In addition, any amendment of the term “Maximum Percentage” must be consented to by Mr. Treadway or Treadway Associates, L.P. “Controlled Shares” means, with respect to any person, (i) all of our shares directly, indirectly or constructively owned by that person and (ii) all of our shares directly, indirectly or beneficially owned by that person within the meaning of Section 13(d) of the Exchange Act (including any shares owned by a group of persons, as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d) of the Exchange Act). Under these provisions, if, and so long as, any person directly, indirectly or constructively owns Controlled Shares having more than 9.5% of the total number of votes exercisable in respect of all of our voting shares, the voting rights attributable to those shares will be limited, in the aggregate, to 9.5% of the total number of votes.

Preemptive Rights. No holder of our Common Shares will, by reason only of those holdings, have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible into those shares.

Blank Check Preferred Shares

Under the terms of our  Bye-Laws, our Board of Directors is authorized to issue from time to time up to an aggregate of 5,000,000  preferred shares in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series without any further shareholder approval. These shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. If our Board of Directors decides to issue shares to persons supportive of current management, this could have the effect of impeding or discouraging the acquisition of control of the company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the share ownership of persons seeking to obtain control of American Safety.

Anti-Takeover Effects of Insurance Laws - Provisions of the BCA and Provisions in Our Memorandum of Association and Amended  Bye-laws

Restrictions on Ownership Under Insurance Laws

The application of various Bermuda and state insurance laws will be a significant deterrent to any person interested in acquiring control. The laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding Common Shares, unless the applicable insurance regulatory authorities determine otherwise.

Pursuant to the Bermuda Insurance Act of 1978, a shareholder or prospective shareholder is responsible for notifying the BMA in writing of his becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of American Safety and ultimately its Bermudian insurance subsidiaries, prior to becoming such a shareholder controller. Our Bermuda insurance subsidiaries also are required to notify the BMA in the event of any person ceasing to be a controller, being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of a subsidiary are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of our Bermuda insurance subsidiaries. The BMA may serve a notice of objection on any controller of ASRe if it appears to the BMA that the person is no longer fit and proper to be such a controller.

Differences in Corporate Law

The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors.  Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, under Bermuda law, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Mergers and Similar Arrangements.  The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of the then outstanding shares entitled to vote on such matter, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers.  Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholders’ Suits.  The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or by or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, or supposed duties, with or for ASI, except that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers.  Pursuant to our bye-laws (which are governed by Bermuda law), we shall indemnify our directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by such person by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts; provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Inspection of Corporate Records.  Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Anti-Takeover Effects of Bye-law Provisions

Our Bye-Laws contain certain provisions that may be viewed as making the acquisition of control of American Safety Insurance more difficult. Specifically, our Bye-Laws:

•
require the prior resolution of the “continuing directors” of our Board of Directors or the affirmative vote of at least 66 2/3% of the outstanding voting shares entitled to vote to approve a “business combination” as described below under “- Bye-Laws - Restrictions on Certain Business Combinations”;

•	require the affirmative vote of at least 66 2/3% of the outstanding voting shares to amend, repeal or adopt any provision inconsistent with the foregoing provision of the Bye-Laws;

•	provide for a classified or “staggered” Board of Directors; and

•
reduce the voting power of any shareholder (other than the persons described above) who owns greater than 9.5% of the voting shares of American Safety Insurance so that the voting power of that shareholder will be limited to 9.5% of the voting power of American Safety Insurance, regardless of the percentage of voting shares owned.

These provisions are designed to encourage persons seeking to acquire control of us to negotiate with the Board of Directors. The Board of Directors believes that, in general, the interests of our shareholders would be best served if any change in control results from negotiations with the Board of Directors. The Board of Directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of American Safety Insurance. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the Common Shares.

Bye-Laws

The Bye-Laws provide for the internal regulation of American Safety Insurance, including, among other things, the establishment of share rights, modification of those rights, issuance of share certificates, the transfer of shares, alterations to capital, the convening and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, dividends and the appointment of any auditor.

In addition to the provisions of the Bye-Laws discussed above, set forth below is a description of other relevant provisions of the Bye-Laws. The descriptions are intended as a summary only and are qualified in their entirety by reference to the Bye-Laws which are filed as an exhibit to the registration statement of which this prospectus is a part.

Shareholder Proposals. The Bye-Laws provide that shareholders have the right to submit a proposal for consideration at an annual general meeting or special general meeting of shareholders or to nominate persons for election as directors, provided that written notice of that shareholder’s intent to make a proposal or nomination must be received by the Secretary of American Safety Insurance at our registered offices not later than 60 days prior to that meeting. A shareholder’s request for a proposal to be considered at a meeting must set forth: (i) the name and record address of the shareholder proposing that proposal; (ii) a representation that the shareholder is a holder of record of the shares of American Safety Insurance entitled to vote at that meeting and intends to appear in person or by proxy at the meeting to present that proposal; (iii) the class and number of shares of American Safety Insurance which are beneficially owned by that shareholder; (iv) a brief description of the business desired to be brought before the meeting; (v) the reasons for conducting that proposed business at the meeting; and (vi) any material interest of the shareholder in that business. In the case of a nomination of any person for election as a director, the shareholder’s request must set forth: (a) the name, age, business address and residence address of any person to be nominated; (b) the principal occupation or employment of the person; (c) the class and number of Common Shares which are beneficially owned by that person; (d) such other information regarding the nominee proposed by that shareholder as would be required to be included in a solicitation for proxies for election of directors pursuant to Schedule 14A under Regulation 14A of the Exchange Act, whether or not American Safety Insurance is then subject to that Regulation; and (e) the consent of each nominee to serve as a director of American Safety Insurance if so elected. The presiding officer of the meeting will, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

In addition, under the Companies Act, shareholders holding not less than one tenth of the paid in capital of American Safety Insurance carrying the right to vote at a general meeting may, by written notice to the Board of Directors or the Secretary of American Safety Insurance, require the Board of Directors to convene a special general meeting of American Safety Insurance within 60 days after the receipt of that notice. If the Board of Directors fails to proceed to convene a special general meeting within 21 days of receipt by American Safety Insurance of the shareholders’ request to hold that meeting, the shareholders may do so themselves in accordance with the Companies Act.

The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Restrictions on Certain Business Combinations. Our Bye-Laws contain provisions that restrict certain “business combinations.” In general, the Bye-Laws prohibit an “interested shareholder” of American Safety Insurance from either directly or indirectly being a party to or taking any action in connection with any “business combination” with American Safety Insurance or any of its subsidiaries for a period of five years following the date that person first became an “interested shareholder,” unless (a) the “business combination” was approved by a prior resolution of the “continuing directors” of our Board of Directors or (b) the “business combination” was approved by a prior resolution of at least 66 2/3% of the outstanding voting shares of American Safety Insurance other than those voting shares beneficially held by an “interested shareholder.”

A “business combination” includes (i) any arrangement, reconstruction or amalgamation involving American Safety Insurance or any of its subsidiaries and an “interested shareholder,” (ii) any transaction or series of transactions involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance of assets between American Safety Insurance and an “interested shareholder” having an aggregate market value in excess of 5% of the consolidated value of American Safety Insurance and its subsidiaries prior to the transaction, (iii) the issue or transfer to an “interested shareholder” or any affiliate thereof of any securities by American Safety Insurance or any of its subsidiaries other than an issue or distribution to all shareholders of American Safety Insurance entitled to participate therein, (iv) the adoption of any plan or proposal for the liquidation or dissolution of American Safety Insurance or any of its subsidiaries unless that plan or proposal is initiated, proposed or adopted independently of any “interested shareholder” or any affiliate thereof, (v) the reclassification of any securities or other restructuring of the capital of American Safety Insurance or any of its subsidiaries in such a way as to confer a benefit on the “interested shareholder” or any affiliate thereof which is not conferred on all shareholders of American Safety Insurance and (vi) the making by American Safety Insurance or any of its subsidiaries of any loans, advances, guarantees, pledges or financial assistance to an “interested shareholder.”

An “interested shareholder” is any shareholder of American Safety Insurance or an affiliate or associate of any shareholder of American Safety Insurance, other than, possibly, (i) Frederick C. Treadway (one of our founding shareholders) or Treadway Associates, L.P., a limited partnership owned by Mr. Treadway and his children, including their respective heirs, successors and assigns or (ii) any other entity beneficially owned by American Safety Insurance or any of its subsidiaries, any profit-sharing employee share ownership or other employee benefit plan of American Safety Insurance or any of its subsidiaries or any trustee of or fiduciary with respect to that plan when acting in that capacity, who is, or has publicly disclosed a plan or intention to become, the beneficial owner of Common Shares representing ten percent or more of the value of American Safety Insurance.

A “continuing director” includes (i) any member of our Board of Directors who while a member thereof is not an “interested shareholder” or an affiliate, associate or representative of an “interested shareholder” and was a member of our Board of Directors prior to the time that the “interested shareholder” became an “interested shareholder” and (ii) any person who subsequently becomes a member of our Board of Directors who, while a member thereof is not an “interested shareholder” or an affiliate, associate or representative of an “interested shareholder,” if that person’s nomination for election or election to our Board of Directors is recommended or approved by a majority of the “continuing directors” then in office.

As a result of the application of this provision of the American Safety Insurance’s Bye-Laws, potential acquirers of American Safety Insurance may be discouraged from attempting to effect an acquisition transaction with American Safety Insurance, thereby possibly depriving holders of the Common Shares of certain opportunities to sell or otherwise dispose of the Common Shares at above-market prices pursuant to that transaction.

Indemnification of our directors and officers. Our Bye-Laws provide that American Safety Insurance will indemnify its directors and officers, and their heirs, executors and administrators, against all actions, costs, charges, losses, damages and expenses which they incur by or by reason of any act done, concurred in or omitted in the execution of their duties, or supposed duties, or for any loss, misfortune or damage which may happen in the execution of those duties, provided that this indemnity will not extend to any matter in respect of any fraud or dishonesty which may attach to any of those individuals. Our Bye-Laws further provide that expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by American Safety Insurance in advance of the final disposition of that action, suit or proceeding as authorized by our Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, liquidator or trustee to repay those amounts unless it is ultimately determined that the individual is entitled to be indemnified as authorized in the Bye-Laws or otherwise pursuant to the laws of Bermuda.

In addition, under the Bye-Laws, each shareholder of American Safety Insurance and American Safety Insurance itself agrees to waive any claim or right of action he or it might have, whether individually or by or in the right of American Safety Insurance, against any director or officer on account of any action taken by that director or officer, or the failure of that director or officer to take any action, in the performance of his duties, or supposed duties, with or for American Safety Insurance; provided that this waiver will not extend to any matter in respect of any fraud or dishonesty which may attach to that director or officer.

The affirmative vote of the holders of at least 66 2/3% of the outstanding Common Shares entitled to vote will be required to amend, repeal or adopt any provision inconsistent with the foregoing provisions of the Bye-Laws.

Transfer Agent and Registrar

The transfer agent and registrar for American Safety’s Common Shares is ComputerShare.

DESCRIPTION OF PREFERRED SHARES

The following description summarizes the terms of the preferred shares that we may issue. The prospectus supplement for a particular series of preferred shares will describe the specific terms of that series. Because the description below and in any prospectus supplement does not contain all of the information you may find useful, you should read our amended and restated certificate of incorporation, the certificate of designations for the applicable series of preferred shares and our bye-laws for all of the terms of the preferred shares. See “Where You Can Find More Information” beginning on page ii to find out how you can obtain a copy of these documents.

Authority of the Board to Issue Preferred Shares

Our memorandum of association and bye-laws authorize our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 5,000,000  preferred shares, par value $0.01 per share, in one or more series and for such consideration as the board may fix from time to time. The board has the authority to fix, before the issuance of any shares of preferred shares of a particular series, the designation, powers, preferences and special rights of the shares of the series and the qualifications, limitations and restrictions on those powers, preferences and special rights. On the date of this prospectus, no shares of preferred shares were outstanding.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred shares will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will accumulate;

•	the voting rights, if any, of the holders of the preferred shares being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered;

•	the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred shares being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

•	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or winding up of American Safety’s affairs;

•
any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or winding up of American Safety’s affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

The preferred shares of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of ASI, to the extent of the preferential amounts to which the preferred shares of the respective series will be entitled.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred shares will not have any preemptive rights.

The transfer agent and registrar for the preferred shares will be identified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section summarizes the terms that will generally apply to the debt securities we may offer. The prospectus supplement relating to any particular debt securities will contain most of the financial terms and other specific terms applicable to those securities. Those terms may vary from the terms described here. The prospectus supplement may also describe material federal income tax consequences of the particular securities. As used in this section, “we,” “us,” “our” and “American Safety” refer to American Safety Insurance Holdings, Ltd. and not to any of our subsidiaries or our non-subsidiary affiliate.

The debt securities that we may issue will be direct, general obligations of American Safety that may be secured or unsecured. The debt securities may be fully and unconditionally guaranteed on a senior or subordinated basis, jointly and severally by one or more of our wholly-owned subsidiaries. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities will rank equally with all other senior unsubordinated indebtedness of American Safety. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the “senior debt” of American Safety, as described below under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

As required by federal law for all bonds and notes publicly offered by companies, the debt securities will be issued under a document called an “indenture.” An indenture is a contract between us and a corporate trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf described under “Remedies If an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending your interest payments, transferring your securities to a new buyer if you sell and sending you notices.

We will issue any senior debt securities under a “senior debt indenture,” and any subordinated debt securities under a separate “subordinated debt indenture.” We have filed with the SEC two “base indentures” that are exhibits to the registration statement of which this prospectus is a part.  The senior debt indenture describes the general terms of senior debt securities we may issue.  In addition to describing the general terms of subordinated debt securities that we may issue, the subordinated debt indenture includes additional terms describing the subordination provisions of these securities. The indentures do not include all of the terms of debt securities we may issue through this prospectus.  If we issue debt securities through this prospectus, our board of directors or an appropriate committee will establish the additional terms for each series of debt securities.  The additional terms will be set forth in a supplemental indenture or in a resolution of our board of directors.  Each indenture will be between American Safety and a trustee that meets the requirements of the Trust Indenture Act of 1939, as amended. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture as an “indenture” or, collectively, as the “indentures.”

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

The prospectus supplement for any particular debt securities will indicate whether the debt securities are senior debt securities or subordinated debt securities and describe the specific terms of the debt securities.  Except to the extent described below, we will describe any material covenants in respect of any series of debt securities in the applicable prospectus supplement. We have summarized certain provisions of the indentures but this summary is not complete.  Because this summary and the summary in any prospectus supplement do not contain all of the information you might find useful, you should read the applicable indenture for provisions that may be important to you. The indentures are substantially identical, except that the provisions relating to subordination described under “Subordination of Subordinated Debt Securities” are included only in the subordinated debt indenture. The forms of the indentures are exhibits to the registration statement. See “Where You Can Find More Information” to find out how you can obtain a copy of the registration statement.  The extent, if any, to which the provisions of an indenture and any indenture supplements apply to the particular debt securities will be described in the prospectus supplement relating to those securities and, in the event of any inconsistencies between the prospectus supplement and this prospectus, the prospective supplement controls.  You should read the applicable prospectus supplement for more information regarding any particular issuance of debt securities.

Terms of Debt Securities to Be Included in the Prospectus Supplement

As described above, the terms of a particular series of debt securities we offer through this prospectus will be established by our board of directors when we issue the series.  We will describe the terms of the series in a prospectus supplement.  The prospectus supplement for any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of the debt securities of that series. These terms may include the following:

•	the title of the debt securities, whether they are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

•	the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, and the date or dates from which the interest accrues;

•	the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

•	the places where the principal of and any premium and any interest on the debt securities will be payable;

•	whether the offered debt securities are redeemable at our option and, if so, the redemption price or prices and other redemption terms and conditions;

•
whether we must redeem or purchase the debt securities according to any sinking fund or similar provision or at the option of the holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, in accordance with that obligation;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which debt securities of the series will be issuable;

•	if other than the principal amount, the portion of the principal amount payable if the maturity of the debt securities is accelerated;

•	whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of the payments;

•	whether we have the right to defer payments of interest by extending the interest payment period and the duration of any permissible extension;

•	whether the provisions relating to defeasance and covenant defeasance described under “Defeasance and Covenant Defeasance” apply;

•	any addition to, or change in, the events of default described under “Remedies If an Event of Default Occurs;”

•	any addition to, or change in, the covenants in the indenture applicable to the debt securities;

•	if applicable, the terms of any right to convert or exchange the debt securities into common shares, preferred shares or depositary shares of American Safety;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-US persons for taxes, assessments or similar charges;

•	if other than the trustee under the applicable indenture, the identity of the registrar and any paying agent;

•	any definitions for the offered debt securities that are different from or in addition to the definitions included in the applicable indenture;

•
whether the offered debt securities are to be issued in whole or in part in the form of one of more temporary of permanent global securities as described under the heading “Global Securities” and, if so, the identity of the depositary or its nominee, if any , for the global security or securities and the circumstances, if any, under which beneficial owner of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of to or be held by the beneficial owners or their nominees; and

•	any other terms consistent with the applicable indenture.

We may issue some of the debt securities at a substantial discount below their principal amount as “original issue discount securities.” “Original issue discount securities” means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe any material federal income tax consequences and other considerations that apply to original issue discount securities.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate and debt securities issued as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. If American Safety has the right to defer interest with respect to any debt securities, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Guarantees

Debt securities may be fully and unconditionally guaranteed by some or all of our wholly-owned subsidiaries. Such guarantees, if any, would represent the joint and several obligations of these subsidiaries. The terms of such guarantees shall be described in the prospectus supplement for such guaranteed debt securities.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture, the payment of the principal of, and any premium and interest on, any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment to the prior payment in full of all our “senior debt,” as defined below. This means that in some circumstances, if we do not make payments on all of our debt obligations as they come due, the holders of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on our senior debt before the holders of subordinated debt securities will be entitled to receive any amounts on the subordinated debt securities. These circumstances include:

•
any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets;

•	any liquidation, dissolution or other winding up of our company;

•	any assignment for the benefit of our creditors or any other marshaling of our assets; or

•
acceleration of the maturity of the subordinated debt securities. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “Remedies If an Event of Default Occurs.”

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on any senior debt beyond any applicable grace period and do not cure that default, or if an event of default that permits the holders of any senior debt or a trustee on their behalf to accelerate the maturity of the senior debt occurs, or if any judicial proceeding is pending with respect to a payment default or event of default of this kind with respect to senior debt.

These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt.

“Senior debt” means indebtedness under our credit agreement (whether principal or interest, reimbursement obligations, fees, commissions, expenses, indemnitees and other amounts and any other indebtedness permitted by the indenture.  As a result, it may include:

•	indebtedness for money that we borrow;

•	obligations represented by our bonds, debentures, notes or similar instruments;

•
indebtedness incurred, assumed or guaranteed when we acquire any business, property or assets except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

•	obligations that we owe as a lessee under leases that generally accepted accounting principles require us to capitalize on our balance sheet;

•	reimbursement obligations under letters of credit relating to indebtedness or other obligations of the kind referred to in the four bullets above; and

•	obligations under our guarantees of the indebtedness or obligations of others of the kind referred to in the five bullets above.

Senior debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it is not superior in right of payment to the subordinated debt securities.

The applicable prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe the approximate amount, on a recent date, of senior debt outstanding to which the subordinated debt securities of that series will be subordinated. Neither indenture limits the amount of senior debt that we are permitted to have, and we may incur additional senior debt after the issuance of any subordinated debt securities.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for American Safety common shares, preferred shares or depositary shares. These terms will include whether the conversion or exchange is mandatory, or is at American Safety’s option or the option of the holder. The applicable prospectus supplement will also describe how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.

Consolidation, Merger or Sale of Assets

The indentures generally permit American Safety to consolidate with or merge into another company. They also permit us to sell substantially all our assets to another company. However, we may not take any of these actions unless the following conditions are met:

•	If we merge out of existence or sell substantially all of our assets, the other company must agree to assume our responsibilities under the applicable indenture;

•
Immediately after the merger, sale of assets or other transaction no default on the debt securities can exist. For purposes of this no-default test, a default would include any event of default described below under “Remedies If an Event of Default Occurs” that has occurred and is continuing. A default for this purpose also would include any event that would be an event of default if the requirement for giving us notice of default or the requirement that the default had to exist for a specific period of time was disregarded; and

•
We must deliver to the Trustee an officer’s certificate and an opinion of counsel stating that all provisions of the of the indenture have been complied with and that all conditions precedent to the transaction required by the indenture have been complied with.

If we merge out of existence or sell substantially all our assets, the surviving or acquiring entity will be substituted for American Safety in the indentures with the same effect as if it had been an original party to the indentures. After a merger or sale of substantially all our assets, the surviving or acquiring entity may exercise American Safety’s  rights and powers under each indenture, and American Safety will be released from all its liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of All Holders.   First, there are changes that cannot be made to either indenture and the debt securities issued under that indenture without the approval of the holder of each debt security affected by the changes.  These include changes that would:

•	change the stated maturity of the principal of , or any installment of principal of, or interest on any debt security;

•	reduce any amounts due on any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	permit American Safety to redeem any debt security when it otherwise would not be permitted to;

•	change the place of payment on any debt security;

•	impair the right of the holders to sue for payment;

•	impair any right that a holder of a debt security may have to require the Company to repurchase or convert the debt security;

•
reduce the percentage of the securities of any series whose holders’ consent is needed to modify the indenture or to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	release any guarantor from any of its obligations under the indentures;

•	in the case of subordinated debt securities, modify the ranking or priority of the securities in a way that is adverse to the holders in any material respect; or

•
modify any of the provisions dealing with modification and waiver of the indenture, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without consent of the holder of each affected debt security.

Changes Requiring Consent by the Holders of 50% of the Debt Securities of Each Affected Series.   The second type of change to either of the indentures and the debt securities issued under that indenture requires a vote in favor by holders owning more than 50% of the principal amount of the debt securities of each series affected by the change. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities in any material respect.

Changes Not Requiring Approval.   The third type of change does not require any consent by holders of the debt securities.  This type is limited to evidencing the succession of another person to the role of American Safety Insurance or a guarantor, adding covenants for the benefit of holders or surrendering of rights by American Safety Insurance or a guarantor, adding additional events of default, facilitating the issuance of securities in different forms, making changes with respect to future debt securities, to secure debt securities or guarantees, to establish the form or terms of future debt securities or guarantees, evidencing the succession of trustees or the addition of a trustee, to make changes necessary to facilitate the conversion of debt securities, to add additional guarantors, to cure any ambiguity, defect or inconsistency (provided that such action shall not adversely affect the interests of the holders of debt securities in any material respect, to provide for uncertificated securities, or to comply or to qualify the indentures under the Trust Indenture Act.

Waiver

A vote in favor by holders owning a majority of the principal amount of the debt securities of an affected series would be required for us to obtain a waiver of all or part of the restrictive covenants described below under “Restrictive Covenants in Senior Debt Indenture” or a waiver of a past default with respect to the series. However, we cannot obtain a waiver of a payment default or any other aspect of either indenture or the debt securities listed above under “Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder of securities affected by the change.

Rules Concerning Voting

Debt securities will not be considered outstanding and will, therefore, not be eligible to vote if we have deposited or set aside in trust for the holders money for their payment or redemption. In addition, securities will not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance — Full Defeasance”.

Also, securities that we or our affiliates own will not be considered outstanding. However, securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the trustee’s satisfaction the pledgee’s right to vote with respect to the securities and that the pledgee is not one of the persons referred to in the preceding sentence.

In certain circumstances, we or the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only if holders of the required percentage of outstanding debt securities vote within 90 days of the record date to approve taking the action.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of any event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “Subordination of Subordinated Debt Securities.”

Each indenture defines an “event of default” with respect to the debt securities of any series to mean any of the following:

•	our failure to pay interest on a debt security of that series within 30 days after its due date;

•	our failure to pay the principal of, or any premium on, a debt security of that series at its due date;

•	our failure to deposit any sinking fund payment with respect to debt securities of that series when and as due;

•
our failure to perform, or breach of, any other covenant or warranty of American Safety in the indenture with respect to debt securities of that series that continues for 90 days after a written notice to us by the applicable trustee or to us and the trustee by the holders of at least 25% of the principal amount of the outstanding debt securities of that series stating that we are in default;

•	our filing for bankruptcy or the occurrence of other specific events of bankruptcy, insolvency, or reorganization; and

•	If the securities are guaranteed, the failure of the guarantee to be in force and enforceable.

•	the occurrence of any other event of default with respect to any debt securities of that series described in the prospectus supplement.

If an event of default applicable to any series of debt securities then outstanding occurs and continues, the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the entire principal of all the debt securities of that series to be due and payable immediately. If the event of default occurs because of specified events in bankruptcy, insolvency or reorganization relating to American Safety, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Each of the situations described above is called a declaration of acceleration of maturity. Under certain circumstances, the holders of a majority of the principal amount of the securities of that series may cancel the declaration of acceleration of maturity and waive the past defaults.

For most defaults under either indenture with respect to any series of debt securities, the trustee will be required to give to the holders of the securities of the series notice of a default known to it within 90 days of the occurrence of the default. For these purposes, a default is defined as the occurrence of any of the events set forth in the events of default in the indenture, without any grace periods and regardless of notice. For defaults described in the fourth bullet from the top in this subsection, the trustee is not to give notice until at least 30 days after the occurrence of the default. The trustee may withhold notice of any default, except in the payment of principal or interest or any sinking fund installment, if it decides in good faith that withholding notice is in the interests of the holders.

Generally, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liabilities. This protection is called an “indemnity.” Upon provision of this indemnity, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee to exercise any other action permitted under the applicable indenture. The trustee may decline to act if the direction given is contrary to law or the applicable indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and is continuing;

•	The holders of not less than a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default

•	The holders must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

•
During those 60 days, the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the relevant series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Defeasance and Covenant Defeasance

The following discussion of defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities of a series (called “full defeasance”) if we satisfy, among other things, the conditions below:

•
We must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•
There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the ruling or tax law change described above.

•
In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•
We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we ever fully defeased your debt securities, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If the debt securities are subordinated debt securities, their holders would be released from the subordination provisions described under “Subordination of Subordinated Debt Securities”.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from certain restrictive covenants relating to your debt security that may be described in your prospectus supplement. The release from these covenants is called “covenant defeasance.” In that event, you would lose the protection of these covenants, and any omission to comply with them would not constitute an event of default. You would, however, gain the protection of having money and securities set aside in trust to repay the debt securities. If the debt securities are subordinated, their holders would be released from the subordination provisions described above under “Subordination of Subordinated Debt Securities.” In order to achieve covenant defeasance, we must satisfy, among other things, the conditions below:

•
We must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•
In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•
We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we accomplish covenant defeasance with regard to your debt securities, the following provisions of the applicable indenture and the debt securities would no longer apply:

•	If your debt securities are senior debt securities, certain restrictions.

•	Any other covenants applicable to the series of debt securities described in the prospectus supplement.

•	The events of default relating to breach of covenants described above under “Remedies If an Event of Default Occurs.”

•	If the securities are subordinated, the subordination provisions of the debt securities described above under “Subordination of Subordinated Debt Securities.”

If we accomplish covenant defeasance, the holders of the debt securities could still look to us for repayment of those securities if there were a shortfall in the trust deposits. If a remaining event of default occurred and the debt securities became immediately due and payable, there could be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Ownership

Street Name and Other Indirect Owners

Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in street name, you should check with your own institution to find out:

•	How it handles securities payments and notices.

•	Whether it imposes fees or charges.

•	How it would handle voting if ever required.

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a holder as described below.

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold securities in street name or by other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of book-entry securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

We may issue debt securities of a series in the form of one or more fully registered global securities in which a single security would be issued and held in global form instead of issuing paper certificates.  Each registered global security will:

•	be registered in the name of a depositary or a nominee for the depositary;

•	be deposited with the depositary or nominee or a custodian for that depositary; and

•	bear a legend regarding the restrictions on exchange and registration or transfer and any other appropriate matters.

If we issue a registered global security, we will only transfer or exchange it for another global security issued to the depositary, its successor or their nominees, until we, if ever, issue securities in definitive form.

After we issue a registered global security and deposit that registered global security with or non behalf of the depositary, the depositary will credit on its book entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions that have accounts with the depositary.  We refer to institutions that have accounts with the depositary as “participants.”  The underwriter or agents engaging in the distribution of the debt securities will designate the accounts to be credited.  We will designate the accounts to be credited if we offer and sell the debt securities directly.  You may only own a beneficial interest in registered debt securities if you are a participant or hold your interest through a participant.  Your interest will be shown on, and transfers of your interest will only be effected through, records maintained by the depositary for the registered global security or by its nominee and/or records maintained by the participants.

We will treat the depositary for a registered global security, or its nominee, as the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture as long as it is the owner of the debt security.  Accordingly, if you own a beneficial interest in a registered global security, you must rely on the procedures of the depositary to exercise any of your rights under the indenture.  If you are not a participant, you must rely on the procedures of the participant through which you own your interest. We understand that under existing industry practices, depositaries authorize participants to give or take instructions or take actions required or permitted under indentures, and participants authorize beneficial owners owning through participants to give or take instruction or actions or act upon the instructions of beneficial owners holding though them.

Unless we specify otherwise in the applicable prospectus supplement, we will make payments with respect to principal, premium, if any, and interest on the debt securities represented by a registered global security to the depositary or its nominee, as the case may be.  We expect that the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security.  We also expect that the participants will act according to standing instructions and customary practices.  We, the respective trustees and our agents or agents of the respective trustees will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities in certificated form in exchange for a registered global security only:

•	if the depository is unwilling or unable to continue (and we do not appoint a successor);

•	if the depositary for the registered global security ceases to be registered as a clearing agency under applicable law; or

•	the Company has delivered to the Trustee an order stating that the Global Security is to be exchanged as a whole for securities that are not Global Securities.

In addition, unless we specify otherwise in the applicable prospectus supplement, we will have the right not to have any of the debt securities of a series represented by one or more registered global securities. If we make that determination, we will issue debt securities of that series in certificated from in exchange for all of the registered global securities representing that series of debt securities.

You should note that the laws of some jurisdictions may require that you take physical delivery of global securities in definitive form in order to transfer or pledge such securities.  Laws of this kind may impair your ability to own, transfer or pledge beneficial interests in global securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or its nominee, identified in the applicable prospectus supplement.  We may issue bearer global securities in temporary or permanent form.  The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

Certificated Debt Securities

If we issue certificated debt securities, they will be registered in the name of the holder of the debt security. Holders may transfer or exchange these certificated debt securities without the payment of any service charge, other than any tax or other governmental charge, by contacting the trustee.

We will pay principal of, and any premium and interest on, certificated debt securities at designated places, or we may choose to make these payments by check mailed to the persons in whose names the debt securities are registered or by wire transfer to their accounts, on days specified in the prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of New York.

About the Trustee and Paying Agent

The trustee under both the senior debt indenture and the subordinated debt indenture will be named if and when debt securities are issued.

If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the securities offered by this prospectus and any accompanying prospectus supplement, or with respect to the securities outstanding under that other indenture, for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the indenture under which the securities offered by this prospectus and any accompanying prospectus supplement will be issued, and we would be required to appoint a successor trustee.

At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

The trustee will act as paying agent for the debt securities unless a different paying agent is identified in any prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests i preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred shares underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred shares will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem shares of preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor ASI will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of ASI and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula stated in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units that we call “units.” Units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common shares under the stock purchase contracts.  We also may issue units consisting of other securities offered hereunder.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common shares, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Appleby, Hamilton, Bermuda, and Troutman Sanders, LLP, Atlanta, Georgia, will pass upon the validity of the securities offered in this offering.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2009 and 2008 and for each of the three years oin the period ended December 31, 2009, and the effectiveness of American Safety’s internal control over financial reporting as of December 31, 2009  incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been so incorporated in reliance upon reports of BDO USA, LLP (formerly known as BDO Seidman LLP), an independent registered public accounting firm, which is incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL

SECURITIES LAWS AND OTHER MATTERS

    We are a specialty insurance holding company organized under the laws of Bermuda and some of our officers and directors are or will be residents of various jurisdictions outside of the U.S. In addition, some of our assets and the assets of our officers and directors are or may be located in jurisdictions outside of the U.S. However, we presently have only one officer residing in a jurisdiction outside of the U.S. Therefore, it ordinarily could be difficult for investors to effect service of process within the U.S. on us or any of our officers and directors who reside outside of the U.S., and it may not be possible to enforce court judgments obtained in the U.S. against us or those officers and directors based on the civil liability provisions of the federal and state securities law of the U.S. in Bermuda or in countries other than the U.S. where we currently, and may in the future, have assets. It may be difficult for you to effect service of process within the U.S. upon any directors, officers and experts who reside outside the U.S. or to enforce in the U.S. judgments of U.S. courts obtained in actions against us or any directors and officers, as well as experts named in this document, who reside outside the U.S.

    We have been advised by Appleby , our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (i) judgments of the U.S. courts obtained in actions against those persons or us predicated upon the civil liability provisions of the U.S. federal securities laws and (ii) original actions brought in Bermuda against any persons or us predicated solely upon U.S. federal securities laws. We have also been advised by Appleby Spurling Hunter that the U.S. and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Therefore, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not based solely on the U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under U.S. federal securities law, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.

We have been advised by Appleby, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors or officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Expenses payable by American Safety Insurance Holdings, Ltd. (“ASI”) in connection with the sale of the debt and equity securities being registered are estimated as follows:

Amounts to be Paid
Securities and Exchange Commission Registration Fee	$7,130.00
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Printing and Delivery Expenses	(1)
Rating Agency Fees and Expenses	(1)
Trustee’s Fees and Expenses (including Counsel’s Fees)	(1)
Miscellaneous Expenses	(1)
Total	(1)

(1)           An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or other appropriate filing.

Item 15.  Indemnification of Directors and Officers.

ASI is incorporated under the laws of Bermuda.  Section 98 of the Companies Act, 1981 of Bermuda, as amended (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officer and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where that liability arises from the fraud or dishonesty of which that director, officer or auditor may be guilty in relation to ASI.  Section 98 further provides that a Bermuda company may indemnify its directors, officer and auditors against liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

ASI has adopted provisions in its Bye-Laws that provide that ASI will indemnify its directors and officers, and their heirs, executors and administrators, against all actions, costs, charges, losses, damages and expenses which they incur by or by reason of any act done, concurred in or omitted in the execution of their duties, or suppose duties, or for any loss, misfortune or damage which may happen in the execution of these duties, provided that this indemnity will not extend to any matter in respect of any fraud or dishonesty which may attach to any of those individuals.  ASI has also adopted provisions in its Bye-Laws that prove that each shareholder of ASI and ASI itself agrees to waive any claim or right of action he, she or it may have, whether individually or by or in the right of ASI, against any director or officer on account of any action taken by the director or officer, of the failure that director or officer to take any action, in the performance of his or her duties, or supposed duties, with or for ASI, provided that this waiver will not extend to any matter in respect of any fraud or dishonesty which may attach to that director or officer.

The underwriting agreement provides for reciprocal indemnification between ASI and the underwriters against certain liabilities in connection with the offering, including liabilities under the Securities Act.  Reference is made to the form of underwriting agreement that will be filed by amendment to this Registration Statement.

Item 16.  Exhibits.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

Each undersigned registrant hereby undertakes:

(1)      to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       o include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)      that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)      that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

 (5)              that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Punta Mita, Mexico, on October 26, 2010.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Registrant)

By:       /s/ Stephen R. Crim
Name:                  Stephen R. Crim
Title:          President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen R. Crim and Mark W. Haushill, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen R. Crim Stephen R. Crim	President & Chief Executive Officer (Principal Executive Officer)	October 26, 2010
/s/ Mark W. Haushill Mark W. Haushill	Chief Financial Officer and Treasurer (Principal Financial Officer)	October 26, 2010
/s/ David V. Brueggen David V. Brueggen	Chairman of the Board	October 26, 2010
/s/ Cody W. Birdwell Cody W. Birdwell	Director	October 26, 2010
/s/ Harris Chorney Harris Chorney	Director	October 26, 2010
/s/ Steven L. Groot Steven L. Groot	Director	October 26, 2010
/s/ Marilyn V. Hirsch Marilyn V. Hirsch	Director	October 26, 2010
/s/ Thomas W. Mueller Thomas W. Mueller	Director	October 26, 2010

INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit
1	Form of Underwriting Agreement*
4.3	Form of Indenture providing for Issuance of Senior Debt Securities in Series
4.4	Form of Indenture providing for Issuance of Subordinated Debt Securities in Series
4.5	Form of Deposit Agreement*
4.6	Form of Certificate of Designations for Preferred Shares*
4.7	Form of Warrant Agreement*
5.1	Opinion of Appleby as to the legality of the securities being sold
5.2	Opinion of Troutman Sanders, LLP as to the legality of the securities being sold
12.1
Computation of Ratio of Earnings to Fixed Charges for the year ended December 31, 2009 (incorporated by reference to Exhibit 12 of American Safety Insurance Holdings, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-4795))

23	Consent of BDO Seidman LLP
25.1	Statement of Eligibility on Form T-1**
25.2	Statement of _______ on Form T-1**
* To be filed, when appropriate, by amendment. **To be filed, when appropriate, to Section305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.